Exhibit 23.1

[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 18, 2002 relating to the consolidated financial statements of Alexion Pharmaceuticals, Inc. which appears in Alexion Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended July 31, 2002.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

July 3, 2003